                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We also consent to the reference to the incorporation by reference in the Registration Statements (Form S-8, No. 33-99740 and Form S-8, No. 33-40365) pertaining to the Power Control Technologies Inc. 1995 Stock Option Plan and the M&F Worldwide 1997 Stock Option Plan of M&F Worldwide Corp. of our report dated February 10, 1999, with respect to the consolidated financial statements and schedules of M&F Worldwide Corp. included in its Annual Report on Form 10-K for the year ended December 31, 1998.


                                                       Ernst & Young LLP


March 29, 1999
New York, New York